Exhibit 99.2

Fourth Quarter and Full-Year 2014 Earnings Presentation January 22, 2015 Dick Weil Chief Executive Officer Jennifer McPeek Chief Financial Officer

2 • 4Q 2014 total company long-term net flows of $2.0 billion marked the first quarter of positive net flows for the firm since 2Q 2009 – Fixed income gross sales increased meaningfully in both fundamental and global macro strategies – Janus equity strategies posted the first quarter of positive net flows since 1Q 2010, as improving investment performance led to lower redemptions • Total company long-term net flows of $(4.9) billion in 2014 reflect a meaningful improvement from $(19.7) billion in 2013 • Complex-wide 1- and 3-year investment performance improved markedly in 2014 – As of December 31, 2014, 57% and 82% of mutual fund assets were in the top two Morningstar quartiles on a 1- and 3-year basis, respectively, compared to 46% and 46% a year ago(1) • Operating margin increased to 31.6% in 4Q 2014 compared to 30.2% in 3Q 2014 • In 2014, we generated $218.4 million of cash flow from operations and returned $142.8 million, or 65%, to shareholders in the form of dividends and share repurchases Note: (1) References Morningstar relative performance on an asset-weighted, total return basis as of December 31, 2014. Refer to p. 24 and 25 for the 1-, 3- and 5-year periods and p. 29 for the 10-year period for percent of assets, percent of funds in top 2 Morningstar quartiles for all periods and quantity of funds in analysis. Executive summary

3 Janus Capital Group 4Q and full-year 2014 results EPS AUM(2) Long-Term Net Flows Margin Cash Flow From Operations • 4Q 2014 EPS of $0.24 compared to $0.22 in 3Q 2014, resulting in full-year EPS of $0.81 compared to $0.62 in 2013(1) • Assets Under Management at December 31, 2014 of $183.1 billion increased 5.0% versus September 30, 2014 and increased 5.3% versus December 31, 2013 • Operating margin in 4Q 2014 of 31.6% vs. 30.2% in 3Q 2014 • Full-year 2014 operating margin of 30.4% versus 27.4% in 2013 • Total company long-term net flows were $2.0 billion in 4Q 2014 compared to $(2.1) billion in 3Q 2014 • Full-year 2014 long-term net flows of $(4.9) billion compared to $(19.7) billion in 2013 • Generated cash flow from operations of $218.4 million in 2014 Notes: (1) Full-year 2013 results include a $0.04 per share non-cash loss on the early extinguishment of debt. (2) AUM does not include $2.4 billion of VelocityShares assets.

4 Progress on Strategic Initiatives Note: (1) References Morningstar relative performance on an asset-weighted, total return basis as of December 31, 2014. Refer to p. 24 and 25 for the 1-, 3- and 5-year periods and p. 29 for the 10-year period for percent of assets, percent of funds in top 2 Morningstar quartiles for all periods and quantity of funds in analysis. Grow Fixed Income Business • Franchise posted its sixth consecutive year of positive flows, growing at an organic growth rate of 15% • Launched the Multi-Sector Income and Global Unconstrained Bond strategies • Hired Bill Gross to manage the Global Unconstrained Bond strategy Expand Non-U.S. Distribution Capabilities and Product Offerings • Full-year net flows of $3.4 billion represent the strongest year of net flows in the firm’s history • The business grew at an organic growth rate of 14% • Our relationship with Dai-ichi Life continues to assist with ongoing growth in Japan 2014 Accomplishments: Increase U.S. Institutional Market Presence • We have expanded our institutional business with dedicated teams for consultant relations, client strategy and service, as well as external sales • We remain focused on increasing the number of consultant recommendations across strategies Initiative: Solutions-Based Product Development • We are developing products less correlated to equity beta and rates risk with INTECH and Liquid Alts • Added Myron Scholes and Ashwin Alankar to deliver world class Asset Allocation • Our acquisition of VelocityShares will allow us to serve an entirely new segment of clients and financial advisors focused on ETFs as a vehicle Continued Focus on Fundamental Equity Franchise • Improvement in 1- and 3-year fundamental equity investment performance(1) . 66% and 81% of fundamental equity assets were in the top two Morningstar quartiles on a 1- and 3-year basis, respectively, as of December 31, 2014, compared to 38% and 39% a year ago

4Q and Full-Year 2014 Results Jennifer McPeek Chief Financial Officer

6 $873.9 $953.2 2013 2014 $239.1 $289.7 27.4% 30.4% 2013 2014 $165.4 $175.8 2013 2014 $0.62 $0.81 2013 2014 4Q 2014 financial review EPS Average AUM(1) ($ in billions) Total Revenue ($ in millions) Operating Income & Operating Margin ($ in millions) Quarter over Quarter Year over Year $237.0 $254.8 3Q 2014 4Q 2014 $71.6 $80.5 30.2% 31.6% 3Q 2014 4Q 2014 $176.5 $179.2 3Q 2014 4Q 2014 $0.22 $0.24 3Q 2014 4Q 2014 Notes: (1) AUM does not include $2.4 billion of VelocityShares assets. (2) Full-year 2013 results include a $0.04 per share non-cash loss on the early extinguishment of debt. (2)

7 4Q 2014 investment performance summary Notes: (1) References Morningstar relative performance on an asset-weighted, total return basis as of December 31, 2014. Refer to p. 24 and 25 for the 1-, 3- and 5-year periods and p. 29 for the 10-year period for percent of assets, percent of funds in top 2 Morningstar quartiles for all periods and quantity of funds in analysis. (2) Excludes absolute volatility strategies. References relative performance net of fees as of December 31, 2014, as shown on p. 26 and 27. Refer to p. 28 for INTECH mutual fund analysis and disclosure. (3) Complex-wide as of December 31, 2014. Refer to p. 29 for 3-, 5- and 10-year Morningstar ratings and quantity of funds in the analysis. Morningstar ratings are based on risk-adjusted returns. Period Ending December 31, 2014 1-Year 3-Year 5-Year % of Assets in Top Two Morningstar Quartiles Complex-Wide Mutual Fund Assets (1) 57% 82% 53% Fundamental Equity Mutual Fund Assets (1) 66% 81% 48% Fixed Income Mutual Fund Assets (1) 2% 85% 80% % of Relative Return Strategies Which Outperformed Respective Benchmarks Mathematical Equity Strategies (2) 15% 54% 75% % of Complex-Wide Mutual Funds with 4- or 5-Star Overall Morningstar Rating TM Complex-Wide Mutual Funds (3) 50%

8 $3.6 $2.8 $2.5 $3.1 $5.3 ($3.1) ($1.8) ($2.2) ($2.8) ($2.5) $0.5 $1.0 $0.3 $0.3 $2.8 ($10) ($6) ($2) $2 $6 $10 4Q13 1Q14 2Q14 3Q14 4Q14 $0.9 $1.6 $1.4 $1.6 $2.0 ($2.7) ($1.8) ($2.0) ($1.9) ($2.6) ($1.8) ($0.2) ($0.6) ($0.3) ($0.6) ($6) ($3) $0 $3 $6 4Q13 1Q14 2Q14 3Q14 4Q14 $4.0 $4.6 $3.2 $5.2 $5.6 ($8.9) ($6.9) ($6.2) ($7.3) ($5.8) ($4.9) ($2.3) ($3.0) ($2.1) ($0.2) ($20) ($10) $0 $10 $20 4Q13 1Q14 2Q14 3Q14 4Q14 $8.5 $9.0 $7.1 $9.9 $12.9 ($14.7) ($10.5) ($10.4) ($12.0) ($10.9) ($6.2) ($1.5) ($3.3) ($2.1) $2.0 ($32) ($16) $0 $16 $32 4Q13 1Q14 2Q14 3Q14 4Q14 4Q 2014 long-term net flow summary Notes: (1) Long-term flows exclude money market flows. Annualized sales and redemption rates calculated as a percentage of beginning of period assets. (2) Long-term flows do not include VelocityShares. 20% 21% 16% 22% 29% Total Company Long-Term Flows (1,2) ($ in billions) Gross Redemptions Gross Sales Net Sales 35% 25% 24% 27% 25% Annualized Redemption Rate Annualized Gross Sales Rate 17% 20% 14% 22% 24% 38% 29% 26% 30% 25% 8% 14% 12% 13% 16% 24% 15% 17% 15% 21% 51% 39% 33% 39% 67% 44% 26% 29% 35% 32% Fundamental Equity ($ in billions) Mathematical Equity ($ in billions) F ixed Income ($ in billions)

9 $37.7 $38.5 ($14.0) ($0.8) $213.3 $217.1 $237.0 $254.8 3Q 2014 4Q 2014 4Q 2014 total revenue Total Revenue ($ in millions) Note: (1) Includes mutual fund and private account performance fees. (1) Management Fees Shareowner Servicing Fees and Other Performance Fees • Total revenue increased 8% quarter over quarter, driven by an increase in average AUM and strong performance fees • Average AUM of $179.2 billion in 4Q 2014 increased from $176.5 billion in 3Q 2014 • The increase in management fees is primarily attributable to higher average assets • Performance fees improved by $13.2 million versus 3Q 2014 due to the following: - $8.3 million related to annual performance fees at INTECH and Janus - $4.9 million related to mutual funds primarily due to better performance in the Janus Twenty, Janus Forty and Janus Research funds • Revenue from our recently acquired subsidiary VelocityShares is included in other revenue

10 $28.1 $31.8 $6.2 $6.6 $33.2 $32.5 $4.1 $5.9 $11.6 $15.2 $82.2 $82.3 $165.4 $174.3 3Q 2014 4Q 2014 4Q 2014 operating expense breakdown • 4Q 2014 operating expenses of $174.3 million increased $8.9 million compared to 3Q 2014 - Long-term incentive compensation increased $3.6 million primarily due to changes in senior profit interests at Perkins and INTECH - Discretionary expenses increased 17% versus 3Q 2014 due to increases of $1.8 million and $3.7 million in Marketing & Advertising and G&A, respectively • 4Q 2014 operating margin of 31.6% compared to 3Q 2014 operating margin of 30.2% Operating Expenses ($ in millions) $79.9 $71.2 $17.7 $16.4 $8.2 $6.2 $39.6 $35.5 $8.4 $8.1 $28.4 $25.3 2Q 2011 3Q 2011 Employee Compensation & Benefits Long-Term Incentive Compensation Marketing & Advertising Distribution Depreciation & Amortization G&A Note: (1) 2015 annual long-term incentive compensation is currently expected to be $70 - $75 million. (1)

4Q 2014 balance sheet profile

- Total cash and marketable securities decreased $34 million year over year as a result of debt maturities
  - Cash and cash equivalents increased $108 million driven by strong cash flow generation and investment security redemptions
- During 2014, we used cash to fund the following:
  - Debt maturities – $99 million
  - Share buybacks – $84 million (repurchased 6.8 million shares at an average price of $12.49 per share)[1]
  - Quarterly dividends – $58 million
  - Acquisition of VelocityShares – $28 million
- In 2014, management returned 65% of annual cash from operations in the form of share repurchases and dividends

Balance Sheet Profile (Carrying Value) [2] **– 12/31/2013 vs. 12/31/2014**
($ in millions)



$830
$486
$345
$545
$103
$344
$97
$797
$344
$453
$451
$106
$345
Cash & Investments
Debt
Cash & Investments
Debt
12/31/2013
12/31/2014
Investment Securities (3)
Cash and Cash Equivalents
2018 Maturity
2017 Maturity
2014 Maturities (4)

Notes:
(1) Share buybacks include the contractual repurchase of 169,600 shares from Dai-ichi at a price of $13.84 per share in 4Q 2014 and exclude shares repurchased from employees as part of a share withholding program.
(2) Numbers may not foot due to rounding.
(3) Includes Seed Investments of $323.6 million, Investments in Debt Securities of $101.5 million, Investments in Advised Mutual Funds of $45.5 million and Deferred Compensation Plans of $14.9 million as of December 31, 2013; includes Seed Investments of $326.6 million, Investments in Advised Mutual Funds of $4.4 million and Investments Related to Deferred Compensation Plans of $13.0 million as of December 31, 2014.
(4) Includes $38.9 million of 6.119% Senior Notes and $58.0 million of 3.250% Convertible Senior Notes.

11

Topics of Discussion Jennifer McPeek Chief Financial Officer Dick Weil Chief Executive Officer

13 . = $24 million . = $9 million . = $43 million Performance fee review Annual Mutual Fund Performance Fee Revenue ($ in millions) 2015E Potential Year-Over-Year Change in Mutual Fund Performance Fee Revenue Mutual Fund Performance Fee $11 $11 $17 $11 ($21) ($87) ($88) 2007 2008 2009 2010 2011 2012 2013 Notes: (1) Reflects 2015E mutual fund performance fee revenue of $(17) million. Forecast as of 12/31/2014 assumes 400bps of outperformance versus benchmark (net of fees) on all products in 2015 and flat AUM as of 12/31/2014. (2) Reflects 2015E mutual fund performance fee revenue of $(36) million. Forecast as of 12/31/2014 assumes performance at benchmark (net of fees) on all products in 2015 and flat AUM as of 12/31/2014. (3) Reflects 2015E mutual fund performance fee revenue of $(51) million. Forecast as of 12/31/2014 assumes 400bps of underperformance versus benchmark (net of fees) on all products in 2015 and flat AUM as of 12/31/2014. +400bps Annual Outperformance (1) Benchmark Performance (2) (no out / underperformance) -400bps Annual Underperformance (3) ($60) 2014

14 Compensation to revenue ratio drivers • Current outlook for 2015 total compensation / revenue is 40%-45% • Because of the many variables that impact the ratio, we caution that this guidance is not intended to provide color on our 2015 gross sales outlook • Over longer time periods, we target a moderately declining compensation / revenue ratio as the business grows; however, the timing of spending and revenue is not always lined up, so during periods of rapid expansion (or contraction) this ratio will move around • We cannot forecast it precisely, as many of the drivers are impossible to accurately predict in the short term P&L Line Drivers Compensation Base salaries, commissions and cash bonuses LTI Noncash mark-to-market for existing instruments and addition of new LTI grants Management fee revenues Market fluctuations and net flow activity Performance fee revenues Performance – mutual funds and private accounts Other revenue VelocityShares revenue, shareholder servicing fees Denominat or Numerator

Q&A Jennifer McPeek Chief Financial Officer Dick Weil Chief Executive Officer

Appendix

17 62% 23% 16% 35% 28% 19% 11% 7% 1% AUM by investment discipline and distribution channel $183.1 billion in AUM as of 12/31/14(1) By Investment Discipline By Distribution Channel Retail Intermediary ($112.6bn) Growth / Core ($63.9bn) Money Market ($1.3bn) Mathematical ($51.0bn) U.S. Institutional ($41.6bn) International ($28.9bn) Fixed Income ($34.4bn) Global / International ($20.3bn) Value ($12.2bn) Note: (1) AUM does not include $2.4 billion of VelocityShares assets. Percentages may not foot due to rounding.

18 $1.1 $0.8 $0.8 $1.1 $1.8 ($2.5) ($1.6) ($2.4) ($2.4) ($2.4) ($1.4) ($0.8) ($1.6) ($1.3) ($0.7) ($8) ($4) $0 $4 $8 4Q13 1Q14 2Q14 3Q14 4Q14 $1.9 $3.1 $1.9 $2.4 $2.9 ($1.7) ($1.5) ($1.7) ($2.0) ($1.7) $0.2 $1.6 $0.2 $0.4 $1.2 ($10) ($5) $0 $5 $10 4Q13 1Q14 2Q14 3Q14 4Q14 Flows by channel $8.5 $9.0 $7.1 $9.9 $12.9 ($14.7) ($10.5) ($10.4) ($12.0) ($10.9) ($6.2) ($1.5) ($3.3) ($2.1) $2.0 ($32) ($16) $0 $16 $32 4Q13 1Q14 2Q14 3Q14 4Q14 20% 21% 16% 22% 29% Total Company Long-Term Flows (1,2) ($ in billions) 35% 25% 24% 27% 25% Annualized Redemption Rate Annualized Gross Sales Rate $5.5 $5.2 $4.4 $6.3 $8.1 ($10.5) ($7.4) ($6.4) ($7.5) ($6.7) ($5.0) ($2.2) ($2.0) ($1.1) $1.5 ($30) ($15) $0 $15 $30 4Q13 1Q14 2Q14 3Q14 4Q14 Retail Intermediary ($ in billions) U.S. Institutional ($ in billions) International ($ in billions) 21% 20% 17% 23% 31% 40% 28% 24% 28% 25% 11% 8% 7% 11% 17% 25% 16% 23% 23% 24% 35% 53% 30% 35% 43% 31% 26% 26% 30% 26% Notes: (1) Long-term flows exclude money market flows. Annualized sales and redemption rates calculated as a percentage of beginning of period assets. Numbers may not foot due to rounding. (2) Long-term flows do not include VelocityShares.

19 $10.7 $11.6 $12.6 $13.7 ($5.8) ($7.6) ($11.7) ($9.3) $4.9 $4.0 $0.9 $4.4 ($30) ($20) ($10) $0 $10 $20 $30 2011 2012 2013 2014 Annual net flow summary Notes: (1) Long-term flows exclude money market flows. Annualized sales and redemption rates calculated as a percentage of beginning of period assets. (2) Long-term flows do not include VelocityShares. Total Company Long-Term Flows (1,2) ($ in billions) Gross Redemptions Gross Sales Net Sales Fundamental Equity ($ in billions) Mathematical Equity ($ in billions) F ixed Income ($ in billions) $36.0 $34.0 $35.0 $38.9 ($48.2) ($46.0) ($54.7) ($43.8) ($12.2) ($12.0) ($19.7) ($4.9) ($100) ($50) $0 $50 $100 2011 2012 2013 2014 21% 23% 23% 23% 29% 31% 35% 25% Redemption Rate Gross Sales Rate $20.8 $17.5 $17.2 $18.6 ($32.9) ($27.9) ($33.1) ($26.2) ($12.1) ($10.4) ($15.9) ($7.6) ($75) ($50) ($25) $0 $25 $50 $75 2011 2012 2013 2014 19% 20% 19% 19% 30% 32% 37% 27% $4.5 $4.9 $5.2 $6.6 ($9.5) ($10.5) ($9.9) ($8.3) ($5.0) ($5.6) ($4.7) ($1.7) ($30) ($20) ($10) $0 $10 $20 $30 2011 2012 2013 2014 10% 12% 13% 14% 22% 26% 25% 17% 70% 56% 47% 47% 38% 37% 44% 32%

4Q 2014 EPS of $0.24 compared to $0.22 in 3Q 2014

($ in millions, except AUM and per share)	Quarter Ended December 31, 2014	Quarter Ended September 30, 2014	Variance (%)	Year Ended December 31, 2014	Year Ended December 31, 2013	Variance (%)
Average AUM ($ in billions)	**$ 179.2**	**$ 176.5**	**1.5%**	**$ 175.8**	**$ 165.4**	**6.3%**
Revenues	$ 254.8	$ 237.0	7.5%	$ 953.2	$ 873.9	9.1%
Operating expenses	174.3	165.4	5.4%	663.5	634.8	4.5%
Operating income	**$ 80.5**	**$ 71.6**	**12.4%**	**$ 289.7**	**$ 239.1**	**21.2%**
Operating margin	**31.6%**	**30.2%**		**30.4%**	**27.4%**	
Interest expense	$ (7.2)	$ (7.6)	5.3%	$ (33.1)	$ (41.1)	19.5%
Investment gains (losses), net	(3.0)	1.3	n/m	(1.9)	6.5	n/m
Other income (expense), net	3.1	(1.1)	n/m	3.0	4.5	-33.3%
Loss on early extinguishment of debt	-	-	n/a	-	(13.5)	n/m
Income tax provision	(26.6)	(23.6)	-12.7%	(102.3)	(73.3)	-39.6%
Net income	**$ 46.8**	**$ 40.6**	**15.3%**	**$ 155.4**	**$ 122.2**	**27.2%**
Noncontrolling interests	(0.1)	0.3	n/m	(1.0)	(7.5)	86.7%
Net income attributable to JCG	**$ 46.7**	**$ 40.9**	**14.2%**	**$ 154.4**	**$ 114.7**	**34.6%**
Allocation of earnings to restricted stock	1.5	1.4	7.1%	5.1	-	n/a
Net income attributable to JCG common shareholders	**$ 45.2**	**$ 39.5**	**14.4%**	**$ 149.3**	**$ 114.7**	**30.2%**
Diluted earnings per share attributable to JCG common shareholders	**$ 0.24**	**$ 0.22**	**9.1%**	**$ 0.81**	**$ 0.62**	**30.6%**
Diluted weighted average shares outstanding (in millions)	**186.0**	**182.8**	**1.8%**	**184.9**	**185.9**	**-0.5%**

20

21 4Q 2014 operating margin of 31.6% versus 30.2% in 3Q 2014 December 31, September 30, Variance December 31, December 31, Variance ($ in millions, except AUM) 2014 2014 (%) 2014 2013 (%) Average AUM ($ in billions) 179.2 $ 176.5 $ 1.5% 175.8 $ 165.4 $ 6.3% Revenues Investment management fees 217.1 $ 213.3 $ 849.1 $ 813.0 $ Performance fees - mutual funds (9.5) (14.4) (59.7) (87.8) Performance fees - private accounts 8.7 0.4 11.7 5.6 Shareowner servicing fees and other 38.5 37.7 152.1 143.1 Total revenues 254.8 $ 237.0 $ 7.5% 953.2 $ 873.9 $ 9.1% Basis points Investment management fees 48.1 47.9 48.3 49.2 Investment management fees and performance fees 47.9 44.8 45.6 44.2 Operating expenses Employee compensation and benefits 82.3 $ 82.2 $ 322.8 $ 292.7 $ Long-term incentive compensation 15.2 11.6 51.3 63.1 Marketing and advertising 5.9 4.1 19.5 20.2 Distribution 32.5 33.2 131.0 125.7 Depreciation and amortization 6.6 6.2 25.6 28.7 General, administrative and occupancy 31.8 28.1 113.3 104.4 Total operating expenses 174.3 $ 165.4 $ 5.4% 663.5 $ 634.8 $ 4.5% Operating income 80.5 $ 71.6 $ 12.4% 289.7 $ 239.1 $ 21.2% Operating margin 31.6% 30.2% 30.4% 27.4% Quarter Ended Year Ended

Mutual funds with performance-based advisory fees

Mutual Funds with Performance Fees [1] (AUM $ in millions, performance fees $ in thousands)	EOP AUM 12/31/2014	Benchmark	Base Fee	Performance Fee [2]	Performance Hurdle vs. Benchmark	4Q 2014 P&L Impact
Janus Contrarian Fund [3]	$4,501.5	S&P 500® Index	0.64%	± 15 bps	± 7.00%	$1,177.1
Janus Research Fund [3]	4,505.4	Russell 1000® Growth Index	0.64%	± 15 bps	± 5.00%	420.6
Janus Global Research Fund [3,4]	3,471.3	MSCI World Index℠	0.60%	± 15 bps	± 6.00%	44.7
Janus Global Real Estate Fund [5]	253.2	FTSE EPRA / NAREIT Global Index	0.75%	± 15 bps	± 4.00%	45.3
Janus International Equity Fund [6]	284.2	MSCI EAFE® Index	0.68%	± 15 bps	± 7.00%	(25.0)
INTECH U.S. Core Fund [7]	725.3	S&P 500® Index	0.50%	± 15 bps	± 4.00%	(22.4)
Perkins Mid Cap Value Fund [3]	7,389.4	Russell Midcap® Value Index	0.64%	± 15 bps	± 4.00%	(4,267.3)
Perkins Small Cap Value Fund [8]	1,788.6	Russell 2000® Value Index	0.72%	± 15 bps	± 5.50%	(932.4)
Perkins Large Cap Value Fund [8]	177.4	Russell 1000® Value Index	0.64%	± 15 bps	± 3.50%	(53.4)
Janus Fund [9]	8,756.2	Core Growth Index	0.64%	± 15 bps	± 4.50%	(2,734.0)
Perkins Global Value Fund [9,10]	280.1	MSCI World Index℠	0.64%	± 15 bps	± 7.00%	(66.2)
Janus Aspen Overseas Portfolio [11]	1,132.6	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(543.5)
Janus Overseas Fund [12]	3,024.5	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(2,162.3)
Janus Twenty Fund [13]	9,450.3	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(123.9)
Janus Forty Fund [13]	3,186.1	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(195.7)
Janus Emerging Markets Fund [14]	32.4	MSCI Emerging Markets Index℠	1.00%	± 15 bps	± 6.00%	(6.0)
Janus Asia Equity [15]	9.5	MSCI All Country Asia ex-Japan Index℠	0.92%	± 15 bps	± 7.00%	(0.4)
Perkins Select Value [16]	78.8	Russell 3000® Value Index	0.70%	± 15 bps	± 5.00%	(27.4)
Total Existing Funds with Fees	**$49,046.7**					**($9,472.2)**

Please refer to footnotes on p. 23.

22

23 Mutual funds with performance-based advisory fees (cont.) Notes: (1) The funds listed have a performance-based investment advisory fee that adjusts upward or downward based on each fund’s performance relative to an approved benchmark index over a performance measurement period. Please see the funds’ Statements of Additional Information for more details. Actual performance measurement periods used for calculating the performance fees are from 12 months up to 36 months, and then over 36-month rolling periods. (2) Adjustment of ± 15 bps assumes constant assets and could be higher or lower depending on asset fluctuations. (3) The performance measurement period began on 2/1/2006, and the performance adjustment was implemented as of 2/1/2007. (4) Effective close of business on March 15, 2013, Janus Global Research Fund merged with and into Janus Worldwide Fund; following the merger, Janus Worldwide Fund was renamed Janus Global Research Fund (the “Combined Fund”). The Combined Fund’s surviving performance track record is that of the former Janus Global Research Fund, and the performance measurement benchmark is the MSCI World Index. For three years after the merger, Janus will waive its management fee to at least a level that is equivalent to the fee rate the Combined Fund would have paid if, after the merger, the performance history of Janus Worldwide Fund were used to calculate the performance fee adjustment to the base management fee. (5) The performance measurement period began on 12/1/2007 and the performance adjustment was implemented as of 12/1/2008. Beginning 7/1/2010, Janus Global Real Estate Fund’s benchmark index changed from the FTSE EPRA/NAREIT Developed Index to the FTSE EPRA/NAREIT Global Index for purposes of measuring the Fund’s performance and calculating the performance adjustment. Because the Fund’s performance adjustment is based upon a rolling 36-month performance measurement period, comparisons to the FTSE EPRA/NAREIT Global Index will not be fully implemented until 36 months after July 1, 2010. During this transition period, the Fund's returns will be compared to a blended index return. (6) The performance measurement period began on 12/1/2006, and the performance adjustment was implemented as of 12/1/2007. (7) The performance measurement period began on 1/1/2006, and the performance adjustment was implemented as of 1/1/2007. Effective 12/7/11, INTECH Risk-Managed Core Fund was renamed INTECH U.S. Core Fund. (8) The performance measurement period began on 1/1/2009, and the performance adjustment was implemented as of 1/1/2010. (9) The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 6/30/2011. (10) Effective 7/1/10, Janus Global Opportunities Fund was renamed Perkins Global Value Fund. (11) The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 9/30/2011. (12) The performance measurement period began on 8/1/2010, and the performance adjustment was implemented as of 10/31/2011. (13) The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 12/31/2011. (14) The performance measurement period began on 12/31/2010, and the performance adjustment was implemented as of 12/31/2011. (15) The performance measurement period began on 7/29/2011, and the performance adjustment was implemented as of 7/31/2012. (16) The performance measurement period began on 1/1/2012, and the performance adjustment was implemented as of 12/31/2012.

24 Complex-Wide: Percent in Top 2 Morningstar Quartiles Based on Total Returns 1-Year 3-Year 5-Year 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile % of Funds % of Assets 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile Complex-wide performance (1) Note: (1) References Morningstar relative performance as of December 31, 2014. Refer to p. 29 for 10-year periods and quantity of funds in the analysis. 27% 17% 13% 32% 56% 19% 34% 53% 29% 1% 46% 52% 67% 62% 57% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/13 3/31/14 6/30/14 9/30/14 12/31/14 24% 26% 25% 29% 46% 22% 39% 37% 42% 35% 46% 64% 63% 71% 82% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/13 3/31/14 6/30/14 9/30/14 12/31/14 18% 16% 15% 14% 22% 35% 20% 21% 37% 31% 53% 36% 36% 50% 53% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/13 3/31/14 6/30/14 9/30/14 12/31/14 25% 21% 20% 31% 44% 28% 30% 35% 31% 11% 53% 51% 56% 63% 56% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/13 3/31/14 6/30/14 9/30/14 12/31/14 28% 28% 36% 26% 32% 33% 42% 29% 38% 34% 60% 70% 64% 64% 66% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/13 3/31/14 6/30/14 9/30/14 12/31/14 25% 28% 23% 28% 28% 35% 28% 30% 35% 35% 60% 55% 53% 63% 63% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/13 3/31/14 6/30/14 9/30/14 12/31/14

25 Fundamental Equity: Percent in Top 2 Morningstar Quartiles Based on Total Returns 1st Quartile 2nd Quartile Fundamental equity performance (1) 1-Year 3-Year 5-Year % of Funds % of Assets 20% 9% 12% 34% 64% 17% 35% 51% 21% 1% 38% 44% 63% 55% 66% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/13 3/31/14 6/30/14 9/30/14 12/31/14 20% 21% 20% 33% 54% 19% 38% 36% 33% 27% 39% 59% 57% 66% 81% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/13 3/31/14 6/30/14 9/30/14 12/31/14 20% 18% 16% 14% 24% 33% 15% 13% 31% 24% 54% 32% 29% 45% 48% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/13 3/31/14 6/30/14 9/30/14 12/31/14 20% 15% 17% 33% 50% 24% 27% 36% 29% 14% 44% 41% 52% 62% 64% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/13 3/31/14 6/30/14 9/30/14 12/31/14 18% 18% 29% 24% 36% 32% 44% 29% 35% 31% 50% 62% 57% 59% 67% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/13 3/31/14 6/30/14 9/30/14 12/31/14 31% 28% 22% 22% 25% 31% 22% 22% 34% 31% 63% 50% 44% 56% 56% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/13 3/31/14 6/30/14 9/30/14 12/31/14 Note: (1) References Morningstar relative performance as of December 31, 2014. Refer to p. 29 for 10-year periods and quantity of funds in the analysis.

Mathematical equity performance: relative return strategies (1)

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 12/31/2014 (2) 1 Year	3 Year	5 Year	10 Year	Since Inception
U.S. Enhanced Plus Gross	7/87	15.43	20.87	16.34	8.60	11.06
U.S. Enhanced Plus Net		15.10	20.52	15.99	8.27	10.67
S&P 500® Index		13.69	20.41	15.45	7.67	9.65
Difference versus S&P 500® Index Net of Fees		1.41	0.11	0.54	0.60	1.02
U.S. Large Cap Growth Gross	7/93	10.32	19.48	15.43	8.14	12.86
U.S. Large Cap Growth Net		9.80	18.93	14.89	7.64	12.28
S&P 500® Growth Index		14.89	20.46	16.05	8.48	9.60
Difference versus S&P 500® Growth Index Net of Fees		(5.09)	(1.54)	(1.16)	(0.83)	2.69
U.S. Enhanced Index Gross	4/98	13.00	19.83	15.54	8.17	6.71
U.S. Enhanced Index Net		12.66	19.46	15.18	7.83	6.37
S&P 500® Index		13.69	20.41	15.45	7.67	5.74
Difference versus S&P 500® Index Net of Fees		(1.03)	(0.95)	(0.27)	0.16	0.63
U.S. Broad Large Cap Growth Gross	11/00	13.12	21.29	16.93	8.35	4.98
U.S. Broad Large Cap Growth Net		12.57	20.69	16.35	7.81	4.44
Russell 1000® Growth Index		13.05	20.26	15.81	8.49	2.79
Difference versus Russell 1000® Growth Index Net of Fees		(0.48)	0.43	0.54	(0.69)	1.65
U.S. Broad Enhanced Plus Gross	4/01	13.08	20.57	16.43	8.34	7.92
U.S. Broad Enhanced Plus Net		12.74	20.20	16.07	8.02	7.58
Russell 1000® Index		13.24	20.62	15.64	7.96	6.71
Difference versus Russell 1000® Index Net of Fees		(0.50)	(0.42)	0.43	0.06	0.87
U.S. Large Cap Core Gross	8/01	14.72	20.56	16.02	8.47	7.85
U.S. Large Cap Core Net		14.15	19.98	15.46	7.96	7.35
S&P 500® Index		13.69	20.41	15.45	7.67	6.13
Difference versus S&P 500® Index Net of Fees		0.46	(0.44)	0.01	0.29	1.22
U.S. Broad Large Cap Value Gross	8/04	9.96	20.51	16.21	8.14	9.26
U.S. Broad Large Cap Value Net		9.56	20.06	15.78	7.74	8.85
Russell 1000® Value Index		13.45	20.89	15.42	7.30	8.32
Difference versus Russell 1000® Value Index Net of Fees		(3.89)	(0.83)	0.36	0.44	0.53
Global Large Cap Core Gross	1/05	5.30	17.75	12.67	8.36	8.36
Global Large Cap Core Net		4.83	17.21	12.14	7.81	7.81
MSCI World® Index		5.50	16.13	10.81	6.61	6.61
Difference versus MSCI World® Index Net of Fees		(0.68)	1.09	1.33	1.20	1.20
International Large Cap Core Gross	11/06	(4.10)	14.06	8.17	-	4.55
International Large Cap Core Net		(4.50)	13.59	7.71	-	4.11
MSCI EAFE® Index		(4.49)	11.56	5.81	-	2.12
Difference versus MSCI EAFE® Index Net of Fees		(0.01)	2.03	1.91	-	1.99
U.S. Broad Enhanced Index Gross	10/08	11.66	20.15	15.68	-	12.03
U.S. Broad Enhanced Index Net		11.42	19.89	15.41	-	11.74
Russell 1000® Index		13.24	20.62	15.64	-	12.25
Difference versus Russell 1000® Index Net of Fees		(1.82)	(0.73)	(0.23)	-	(0.51)

Past performance is no guarantee of future results.

Notes:
(1) Excludes absolute volatility strategies. Returns for periods greater than 1 year are annualized. Refer to p. 28 for performance disclosure.
(2) Differences may not agree with input data due to rounding.

26

Mathematical equity performance: relative return strategies (cont.) (1)

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 12/31/2014 (2)				
		1 Year	3 Year	5 Year	10 Year	Since Inception
Global Large Cap Core ex Japan (Kokusai) Gross	5/09	6.20	18.51	13.16	-	16.94
Global Large Cap Core ex Japan (Kokusai) Net		5.75	17.92	12.57	-	16.34
MSCI KOKUSAI® World ex Japan Index		6.38	16.72	11.33	-	15.95
Difference versus MSCI KOKUSAI® World ex Japan Index Net of Fees		(0.64)	1.19	1.24	-	0.39
European Large Cap Core Gross (EUR)	1/10	8.51	19.36	14.04	-	14.04
European Large Cap Core Net (EUR)		7.94	18.71	13.42	-	13.42
MSCI Europe® Index (EUR)		7.40	15.19	9.58	-	9.58
Difference versus MSCI Europe® Index (EUR) Net of Fees		0.54	3.52	3.84	-	3.84
Global All Country Enhanced Index Gross	11/11	4.35	15.15	-	-	13.50
Global All Country Enhanced Index Net		3.99	14.75	-	-	13.11
MSCI All Country World® Index		4.70	14.72	-	-	12.76
Difference versus MSCI All Country World® Index Net of Fees		(0.72)	0.04	-	-	0.35
Global High Dividend Core Gross	4/12	1.88	-	-	-	11.84
Global High Dividend Core Net		1.32	-	-	-	11.23
MSCI World® High Dividend Index		3.28	-	-	-	11.98
Difference versus MSCI World® High Dividend Yield Index Net of Fees		(1.96)	-	-	-	(0.75)
Global Enhanced Index Gross	6/12	5.21	-	-	-	19.03
Global Enhanced Index Net		4.85	-	-	-	18.63
MSCI World® Index		5.50	-	-	-	18.46
Difference versus MSCI World® Index Net of Fees		(0.65)	-	-	-	0.16
Enhanced Index North America Gross	7/12	11.32	-	-	-	19.34
Enhanced Index North America Net		11.01	-	-	-	19.00
MSCI North America® Index		12.57	-	-	-	19.60
Difference versus MSCI North America® Index Net of Fees		(1.56)	-	-	-	(0.60)
Large Cap Core USA Gross	8/12	11.05	-	-	-	20.52
Large Cap Core USA Net		10.58	-	-	-	20.03
MSCI USA® Index		13.36	-	-	-	20.66
Difference versus MSCI USA® Index Net of Fees		(2.78)	-	-	-	(0.63)
Global All Country Core Gross	5/13	4.20	-	-	-	10.53
Global All Country Core Net		3.64	-	-	-	9.90
MSCI All Country World® Index		4.70	-	-	-	10.31
Difference versus MSCI All Country World® Index Net of Fees		(1.06)	-	-	-	(0.41)
Emerging Markets Core Gross	6/13	(1.63)	-	-	-	(1.51)
Emerging Markets Core Net		(2.41)	-	-	-	(2.29)
MSCI Emerging Markets® Index		(1.82)	-	-	-	(0.49)
Difference versus MSCI Emerging Markets® Index Net of Fees		(0.59)	-	-	-	(1.80)
Global All Country Core Select Gross	6/13	4.73	-	-	-	11.61
Global All Country Core Select Net		4.02	-	-	-	10.85
MSCI All Country World® Index		4.70	-	-	-	11.01
Difference versus MSCI All Country World® Index Net of Fees		(0.68)	-	-	-	(0.16)

Past performance is no guarantee of future results.

Notes:
(1) Excludes absolute volatility strategies. Returns for periods greater than 1 year are annualized. Refer to p. 28 for performance disclosure.
(2) Differences may not agree with input data due to rounding.

27

28 Mathematical equity performance disclosure For the period ending December 31, 2014, 0%, 40%, 50% and 40% of the relative return mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH US Managed Volatility Fund II – Class S (1/03); INTECH U.S. Core Fund – Class T (2/03); INTECH US Managed Volatility Fund – Class I (12/05); INTECH International Managed Volatility Fund – Class I (5/07) and INTECH Global Income Managed Volatility Fund – Class I (12/11). INTECH's focus on managed volatility may keep the Fund from achieving excess returns over its index. The strategy may underperform during certain periods of up markets and may not achieve the desired level of protection in down markets. The proprietary mathematical process used by INTECH may not achieve the desired results. Since the portfolios are regularly re-balanced, this may result in a higher portfolio turnover rate, higher expenses and potentially higher net taxable gains or losses compared to a "buy and hold" or index fund strategy. Past performance cannot guarantee future results. Investing involves risk, including the possible loss of principal and fluctuation of value. Performance results reflect the reinvestment of dividends and other earnings. Composite performance results shown are time-weighted rates of return using daily valuation, include the effect of transaction costs (commissions, exchange fees, etc.), and are gross of non-reclaimable withholding taxes, if any. The composites include all actual fee-paying accounts managed on a fully discretionary basis according to the investment strategy from inception date, including those no longer under management. Portfolios meeting such criteria enter the composite upon the full first month under management. Reporting currency is USD, unless otherwise noted. The gross performance results presented do not reflect the deduction of investment advisory fees. Returns will be reduced by such advisory fees and other contractual expenses as described in each client’s individual contract. The net performance results do not reflect the deduction of investment advisory fees actually charged to the accounts in the composite. However, the net performance results do reflect the deduction of model investment advisory fees. Through 12/31/04, net returns were derived using the maximum fixed fee in effect for each strategy. As of 1/1/05, net returns are calculated by applying the standard fee schedule in effect for the respective period to each account in the composite on a monthly basis. Actual advisory fees may vary among clients invested in this strategy. Actual advisory fees paid may be higher or lower than model advisory fees. Some clients may utilize a performance-based fee. For U.S. Large Cap Growth from inception to 12/31/05, the composite’s benchmark was the S&P 500/Barra Growth Index (“Barra Growth Index”). In 2005, S&P announced index name and methodology changes affecting the Barra Growth Index, which later became the S&P 500/Citigroup Growth Index (“Citigroup Growth Index”). During the transitional period, from 1/1/06 to 3/31/06, the benchmark return consisted partially of the return of the Barra Growth Index and the Citigroup Growth Index. On 4/1/06, the composite’s benchmark was changed to the Citigroup Growth Index. Effective 12/9/2009, the Citigroup Growth Index's name was changed to S&P 500 Growth Index. The S&P 500 Growth Index is a market-capitalization-weighted index developed by Standard and Poor's consisting of those stocks within the S&P 500 Index that exhibit strong growth characteristics. The index measures the performance of the growth style of investing in large cap U.S. stocks. The S&P 500 Growth Index will be reconstituted annually. Prior to May 21, 2010, with respect to non-U.S. securities traded on non-U.S. exchanges, INTECH used fair value prices that reflected current market conditions at the end of regular trading hours of the NYSE, normally 4:00 PM ET, rather than unadjusted closing prices in local markets. Therefore, the prices as well as foreign exchange rates used to calculate the U.S. dollar market values of securities may have differed from those used by an index. Indices typically use the unadjusted closing price in local markets instead of fair value pricing. As of May 21, 2010, prices for non-U.S. securities traded on non-U.S. exchanges are valued as of the close of their respective local markets. Non-U.S. securities are translated into U.S. dollars using the 4:00 PM London spot rate. Non-U.S. investments are subject to certain risks of overseas investing, including currency fluctuations and changes in political and economic conditions, which could result in significant market fluctuations. These risks are magnified in emerging markets. With respect to European Large Cap Core, prices assigned to investments are published prices on their primary markets or exchanges since the composite’s inception. The returns for the indices shown do not include any transaction costs, management fees or other costs, and are gross of dividend tax withholdings. Mathematical equity strategies included in the investment performance summaries include those strategies with at least a 1-year track record. Absolute volatility strategies are excluded. MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indices or any securities or financial products This report has not been approved, reviewed or produced by MSCI.

29 Other important disclosures Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end. Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”). VelocityShares, LLC is a subsidiary of Janus Capital Group Inc. ALPS Advisors, Inc. acts as an investment adviser on the ETF products. ALPS is not affiliated with VelocityShares or Janus Capital Group. “Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Strategies” means all relative return, discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH. Mutual fund relative performance analysis shown is for each Fund's parent share class (typically the share class with the longest performance history): Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance. Morningstar Comparative Performance Morningstar performance on an asset-weighted basis is calculated by taking all funds and assigning the assets under management ("AUM") in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund's respective Morningstar relative ranking. The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket. The Morningstar percentile ranking is based on the fund’s total-return percentile rank relative to all funds that have the same category for the same time period. The highest (or most favorable) percentile rank is 1%, and the lowest (or least favorable) percentile rank is 100%. Morningstar total-return includes both income and capital gains or losses and is not adjusted for sales charges. The top-performing funds in a category will always receive a rank of 1. For the 1-, 3-, 5- and 10-year periods ending December 31, 2014, 56%, 66%, 63% and 73% of the 54, 50, 40 and 30 Complex-Wide mutual funds; 64%, 67%, 56% and 71% of the 42, 39, 32 and 24 Fundamental Equity mutual funds; and 17%, 67%, 75% and 100% of the 6, 6, 4 and 4 Fixed Income mutual funds outperformed the majority of their Morningstar peers based on total returns. On an asset-weighted basis, 76% of the Complex-Wide mutual fund assets, 72% of the Fundamental Equity mutual fund assets and 100% of the Fixed Income mutual fund assets outperformed the majority of their Morningstar peers based on total returns for the 10-year period. The Overall Morningstar RatingTM for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rate funds with less than a 3-year performance history. For the period ending December 31, 2014, 54%, 53% and 70% of Complex-Wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 50, 40 and 30 funds, respectively. 50 funds were included in the analysis for the Overall period. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (REITs), derivatives, short sales, commodity linked Investments and companies with relatively small market capitalizations. Each fund has different risks, please see a Janus prospectus for more information about risks, fund holdings and other details.

30 Other important disclosures Indexes are not available for direct investment; therefore, their performance does not reflect the expenses associated with the active management of an actual portfolio. Russell 1000® Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. Russell 1000® Value Index measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values. Russell Midcap® Value Index measures the performance of those Russell Midcap® companies with lower price-to-book ratios and lower forecasted growth rates. Russell 2000® Value Index measures the performance of those Russell 2000® companies with lower price-to-book ratios and lower forecasted growth values. S&P 500® Index is a commonly recognized, market capitalization weighted index of 500 widely held equity securities, designed to measure broad U.S. equity performance. MSCI World IndexSM is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in North America, Europe and the Asia/Pacific Region. MSCI EAFE® Index is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in Europe, Australasia and the Far East. MSCI World Growth Index is a subset of the Morgan Stanley Capital WorldSM Index which is a market capitalization weighted index composed of companies representative of the market structure of developed market countries around the world. The index includes reinvestment of dividends, net of foreign withholding taxes. MSCI World High Dividend Yield Index is a free float-adjusted market capitalization-weighted index based on the MSCI World Index, its parent index, which includes large- and mid-cap stocks across 24 Developed Market Countries. The MSCI World High Dividend Yield Index is designed to reflect the performance of equities with higher-than-average dividend yields and pass dividend sustainability and persistence screens. MSCI All Country World Index is a free float-adjusted market capitalization weighted index that is designed to measure performance of global developed and emerging equity markets. MSCI All Country World ex-U.S. IndexSM is an unmanaged, free float-adjusted, market capitalization weighted index composed of stocks of companies located in countries throughout the world, excluding the United States. It is designed to measure equity market performance in global developed and emerging markets outside the United States. The index includes reinvestment of dividends, net of foreign withholding taxes. Russell 1000 Index measures performance of the 1,000 largest companies in the Russell 3000 Index. Core Growth Index is an internally calculated, hypothetical combination of unmanaged indices that combines total returns from the Russell 1000® Growth Index (50%) and the S&P 500® Index (50%). MSCI USA Index is a free float-adjusted market capitalization index that is designed to measure large and mid cap U.S. equity market performance. MSCI World ex Australia Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets excluding Australia. MSCI KOKUSAI World ex Japan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets excluding Japan. MSCI Europe Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe. MSCI North America Index is a free float-adjusted market capitalization-weighted index that is designed to measure the performance of the developed equity markets in Canada and the United States. MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in the global emerging markets. Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus or, if available, a summary prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money. Funds distributed by Janus Distributors LLC C-0115-81934 04-15-15

31 Safe harbor statement This presentation includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2013, on file with the Securities and Exchange Commission (Commission file no. 001-15253), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Many of these factors are beyond the control of the company and its management. Any forward-looking statements contained in this presentation are as of the date on which such statements were made. The company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realized.